UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 3, 2014

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.    Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2014, we entered into Stock Purchase Agreements of like terms (the “Purchase Agreements”) with certain investors (“Purchasers”) for a registered direct offering of 9,431,398 of our common shares, no par value, at an offering price of $3.12 per share, for an aggregate purchase price of $29,425,961.76.  The price per share was the closing price of our common shares on the NYSE MKT on October 2, 2014, the date on which we and the investors agreed upon the purchase price.  We will pay no fees or commissions to broker-dealers or any finder’s fees, nor will we issue any stock purchase warrants, in connection with the offer and sale of the shares.

We intend to use the net proceeds from the offering to finance clinical trials of our products under development, to finance our research and development programs, and for general working capital corporate purposes, and we may invest a portion of the proceeds in one or more of our subsidiaries.

The Purchase Agreements contain customary representations, warranties and agreements by us, customary conditions to closing, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the material terms of the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, the form of which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

The investors include two of our directors, Stephen C. Farrell and David Schlachet, each of whom has agreed to purchase 32,050 shares, and our largest shareholder Broadwood Partners, L.P., which has agreed to purchase 4,040,523 shares.  Neal Bradsher, one of our directors, is the President of the investment manager of Broadwood Partners, L.P. The majority of the shares will be acquired by institutional investors.

The common shares are being offered and sold pursuant to a prospectus supplement dated as of October 3, 2014, which has been filed with the Securities and Exchange Commission in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-183557), which became effective on September 7, 2012, and the base prospectus dated September 7, 2012.  The sale of the common shares is expected to close on October 8, 2014, subject to the satisfaction of customary closing conditions.

Section 8 – Other Events

Item 8.01 Other Events

On October 3, 2014, certain of our subsidiaries sold a total of 504,500 BioTime common shares for their own accounts at $3.12 per share through Cantor Fitzgerald & Co., as sales agent.  The sales took place prior to regular market hours and the price per share was the closing price of BioTime common shares on the NYSE MKT on October 2, 2014, the trading day immediately before the sale.  The net proceeds of approximately $1,558,905 from those sales will be used by the subsidiaries to finance clinical trials of certain products under development, to finance their research and development programs, and for general working capital corporate purposes.

Section 9-Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2014		BIOTIME, INC.

	By:	/s/Robert W. Peabody
Senior Vice President,
Chief Operating Officer, and
Chief Financial Officer

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement